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                                                                   EXHIBIT 23.1

                          CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS
MTR GAMING GROUP, INC.

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-14475), the Registration Statement on Form S-3 (333-62937), the Post Effective Amendment No. 4 to the Form S-1 Registration Statement on Form S-3 (333-12839) and the Registration Statements on Forms S-8 (333-62191, 33-74322, 33-88652, 33-64733, 33-78224) of our report dated
February 27, 1998, except as to Note 17, which is as of March 14, 1998, appearing in the Annual Report on Form 10-K of MTR Gaming Group, Inc. for the year ended December 31, 1998.

                                   Corbin & Wertz




Irvine, California
March 30, 1999